                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): June 13, 2005

                               BERNARD CHAUS, INC.
                               -------------------
             (Exact Name of Registrant as Specified in its Charter)

           New York                      1-9169                 13-2807386
           --------                      ------                 ----------
(State or Other Jurisdiction of  (Commission File Number)   (I.R.S. Employer
        Incorporation)                                    Identification Number)

                  530 Seventh Avenue, New York, New York 10018
                  --------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (212) 354-1280
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

License Agreement

     On June 13, 2005, Bernard Chaus, Inc. (the "Company") entered into a license agreement (the "License Agreement") with Kenneth Cole Productions (LIC),
Inc. (the "Licensor").

     The License Agreement grants the Company an exclusive license to design, manufacture, sell and distribute women's sportswear under the Licensor's trademark "KENNETH COLE REACTION" (the "Licensed Products") in the women's better sportswear and better petite sportswear department of approved department stores and approved specialty retailers. The licensed territory is the United
States.

     The initial term of the License Agreement expires on December 31, 2010. The
Company has the option to renew the License Agreement for an additional term of three years if it meets specified sales targets and is in compliance with the agreement. The License Agreement provides for the payment to Licensor of specified royalties on net sales. The License Agreement also requires the
Company to achieve certain minimum sales levels, to pay certain minimum royalties and to maintain a minimum net worth. The Company is also obligated to pay specified percentages of net sales to support advertising and to expend a total of $4 million in the period ending December 31, 2007 to support the initial launch of the Licensed Products.

Stock Purchase Agreement

     On June 13, 2005, the Company and Kenneth Cole Productions, Inc. (the
"Purchaser") entered into a Stock Purchase Agreement (the "Stock Purchase
Agreement"), pursuant to which the Purchaser purchased from the Company six million (6,000,000) shares of common stock of the Company (the "Shares") for an aggregate purchase price of six million dollars ($6,000,000). The stock purchase agreement provides the Purchaser with one demand and one piggy-back registration right.

ITEM 3.02 - UNREGISTERED SALES OF EQUITY SECURITIES.

     As described under item 1.01 above, on June 13, 2005, the Company and the
Purchaser entered into the Stock Purchase Agreement, pursuant to which the
Purchaser purchased the Shares from the Company for an aggregate purchase price of $6 million. The Shares were sold in a private placement in reliance upon the exemption from the registration provisions of the Securities Act of 1933, as amended (the "Securities Act"), contained in Section 4(2) of the Securities Act.
To support such exemption, the Company received representations from the
Purchaser, as to its status as an accredited investor (as such term is defined under Rule 501(a)(5) promulgated under the Securities Act), and as to its acquisition of the Shares for investment and not with a current view to distribution thereof, except as such distribution may be permissible under applicable law. The certificates representing the Shares shall contain a legend to the effect that such Shares are not registered under the Securities Act and may not be transferred except

pursuant to a registration which has become effective under the Securities Act or pursuant to an exemption from such registration.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2005

                                          BERNARD CHAUS, INC.

                                          By: /s/ Josephine Chaus
                                          Title: Chief Executive Officer